February 14, 2005

    Filer Support
    Securities and Exchange Commission
    6432 General Green Way
    Alexandria, VA  22312

                                       Re: Schedule 13G
                                           ASHLAND INC
                                           As of: December 31, 2004
                                           Amendment No. 4

    Ladies and Gentlemen:

    In accordance with Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), attached is a final Schedule 13G for the above named company showing beneficial ownership of less than five percent as of December 31, 2004

    This Schedule 13G is being filed jointly, pursuant to Rule 13d-1(f)(1) of the Exchange Act, on behalf of AXA Financial, Inc.; three French mutual insurance companies, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, and AXA Courtage Assurance Mutuelle (collectively, the "Mutuelles AXA"), as a group; AXA; and their subsidiaries.

    If you have any questions about this filing, please contact Dean Dubovy at (212) 314-5528.

                                       Very truly yours,

                                       /s/ Alvin H. Fenichel

                                       Alvin H. Fenichel
                                       Senior Vice President
                                       and Controller

    cc: Corporate Secretary


        ASHLAND INC
        50 E. RiverCenter Blvd
        Covington, KY 41012